                                                                     Exhibit (i)

      30 ROCKEFELLER PLAZA                     LAW OFFICES OF
    NEW YORK, NY 10112-2200                DECHERT PRICE & RHOADS          TEN POST OFFICE SQUARE - SOUTH
         (212) 698-3500                                                         BOSTON, MA 02109-4603
                                             1775 EYE ST., N.W.                    (617) 728-7100
    4000 BELL ATLANTIC TOWER
        1717 ARCH STREET                  WASHINGTON, DC 20006-2401             90 STATE HOUSE SQUARE
  PHILADELPHIA, PA 19103-2793                                                  HARTFORD, CT 06103-3702
         (215) 994-4000                                                            (860) 524-3999

   THIRTY NORTH THIRD STREET              TELEPHONE: (202) 261-3300               65 AVENUE LOUISE
   HARRISBURG, PA 17101-1603                 FAX: (202) 261-3333               1050 BRUSSELS, BELGIUM
         (717) 237-2000                                                          (011-32-2) 535-5411

PRINCETON PIKE CORPORATE CENTER                                                TITMUSS SAINER DECHERT
         P.O. BOX 5218                                                            2 SERJEANTS' INN
    PRINCETON, NJ 08543-5218                                                  LONDON EC4Y 1LT, ENGLAND
         (609) 620-3200                                                         (011-44-171) 583-5353

                                                                                   55 AVENUE KLEBER
                                                                                  75116 PARIS, FRANCE
                                                                                (011-33-1) 53 65 05 00

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                                 October 5, 1999

The Coventry Group
3435 Stelzer Road
Columbus, OH  43219

                 Re: THE COVENTRY GROUP - THE COUNTER BOND FUND

Dear Sirs:

         We have acted as counsel for The Coventry Group ("Registrant") and its series, The Counter Bond Fund ("Fund"), and are familiar with Registrant's registration statement with respect to the Fund under the Investment Company Act of 1940, as amended, and with the registration statement relating to its shares under the Securities Act of 1933, as amended (collectively, "Registration
Statement"). Registrant is organized as a business trust under the laws of Massachusetts.

         We have examined Registrant's Declaration of Trust and other materials relating to the authorization and issuance of shares of beneficial interest of Registrant, Post-Effective Amendment No. 62 to the Registration Statement and such other documents and matters as we have deemed necessary to enable us to give this opinion.

         Based upon the foregoing, we are of the opinion that the Fund's shares proposed to be sold pursuant to Post-Effective Amendment No. 62 to the Registration Statement, when it is made effective by the Securities and Exchange
Commission, will have been validly authorized and, when sold in accordance with the terms of such Amendment and the requirements of applicable federal and state law and delivered by Registrant against receipt of the net asset value of the shares of the Fund, as described in Post-Effective Amendment No. 62 to the Registration Statement, will have been legally and validly issued and will be fully paid and non-assessable by Registrant.


The Coventry Group
September 8, 1999
Page 2



         We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 62 to the Registration Statement, to be filed with the Securities and Exchange Commission in connection with the continuous offering of the Fund's shares of beneficial interest, as indicated above, and to references to our firm, as counsel to Registrant, in the Fund's prospectus and Statement of Additional Information to be dated as of the effective date of Post-Effective Amendment No. 62 to the Registration Statement and in any revised or amended versions thereof, until such time as we revoke such consent.

                                Very truly yours,

                                /s/ Dechert Price & Rhoads

                                Dechert Price & Rhoads